EXHIBIT 25.7






                           Securities Act of 1933 File No:____________
                           (If application to determine eligibility of trustee or delayed offering pursuant to Section 305(b)(2))

     ___________________________________________________________________________

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                                  __________________

                                       FORM T-1
            STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                    OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

            CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                            PURSUANT TO SECTION 305(b)(2)
                                  __________________

                               THE CHASE MANHATTAN BANK
                 (Exact name of trustee as specified in its charter)

                                      13-4994650
                       (I.R.S. Employer Identification Number)

                         270 Park Avenue, New York, New York
                      (Address of  principal executive offices)

                                        10017
                                      (Zip Code)
                                   _______________

                                 TRAVELERS CAPITAL I
                (Exact  name of registrant as specified in its charter)

           Delaware                               06-6432178
(State or other jurisdiction of                (I.R.S. Employer
incorporation or organization)                Identification No.)

                                 388 Greenwich Street
                               New York, New York 10013
                                    (212)816-8000
                  (Address, including zip code, and telephone number,
           including area code of registrant's principal executive offices)
                          _________________________________

                       Guarantee of Trust Preferred Securities
                              (Title of the securities)
     ________________________________________________________________________

                                       GENERAL

     Item 1.  General Information.

          Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

             New York State Banking Department, State House, Albany, New York 12110.

             Board of Governors of the Federal Reserve System, Washington, D.C., 20551

             Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

             Federal Deposit Insurance Corporation, Washington, D.C., 20429.


          (b) Whether it is authorized to exercise corporate trust powers.

              Yes.


     Item 2.  Affiliations with the Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

          None.

     Item 16.  List of Exhibits

           List below all exhibits filed as a part of this Statement of Eligibility.

           1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985, December 2, 1991 and July 10, 1996 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

           2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank.)

           3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

           4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

           5.  Not applicable.

           6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank.)

           7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority. (On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank.)

           8.  Not applicable.

           9.  Not applicable.

     SIGNATURE

          Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Chase Manhattan Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 30th day of September, 1996.

                                 THE CHASE MANHATTAN BANK

                                 By Sheik Wiltshire
                                    ------------------------
                                     Second Vice President

                                Exhibit 7 to Form T-1


                                  Bank Call Notice

                               RESERVE DISTRICT NO. 2
                         CONSOLIDATED REPORT OF CONDITION OF

                              The Chase Manhattan Bank
                    of 270 Park Avenue, New York, New York 10017
                       and Foreign and Domestic Subsidiaries,
                       a member of the Federal Reserve System,

                     at the close of business June 30, 1996, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                         Dollar Amounts
                      ASSETS                in Millions


     Cash and balances due from depository institutions:
        Noninterest-bearing balances and
        currency and coin  . . . . . . . . . . . . . . . .   $  4,167
        Interest-bearing balances  . . . . . . . . . . . .      5,094
     Securities:   . . . . . . . . . . . . .
     Held to maturity securities . . . . . . . . . . . . .      3,367
     Available for sale securities . . . . . . . . . . . .     27,786
     Federal Funds sold and securities purchased under
        agreements to resell in domestic offices of the
        bank and of its Edge and Agreement subsidiaries,
        and in IBF's:
        Federal funds sold   . . . . . . . . . . . . . . .     7,204
        Securities purchased under agreements to resell          136
     Loans and lease financing receivables:
        Loans and leases, net of unearned income   $67,215
        Less: Allowance for loan and lease losses    1,768
        Less: Allocated transfer risk reserve           75
                                                   -------
        Loans and leases, net of unearned income,
        allowance, and reserve   . . . . . . . . . . . . .    65,372
     Trading Assets  . . . . . . . . . . . . . . . . . . .    28,610
     Premises and fixed assets (including capitalized
        leases)  . . . . . . . . . . . . . . . . . . . . .     1,326
     Other real estate owned   . . . . . . . . . . . . . .        26
     Investments in unconsolidated subsidiaries and
        associated companies . . . . . . . . . . . . . . .        68
     Customer's liability to this bank on acceptances
        outstanding  . . . . . . . . . . . . . . . . . . .       995
     Intangible assets   . . . . . . . . . . . . . . . . .       309
     Other assets  . . . . . . . . . . . . . . . . . . . .     6,993
                                                               -----
     TOTAL ASSETS  . . . . . . . . . . . . . . . . . . . .  $151,453
                                                           =========

                                     LIABILITIES

     Deposits
        In domestic offices  . . . . . . . . . . . . . .      $46,917
        Noninterest-bearing  . . . . . . . . . . $16,711
        Interest-bearing   . . . . . . . . . . .  30,206
                                                  ------
        In foreign offices, Edge and Agreement subsidiaries,
        and IBF's  . . . . . . . . . . . . . . . . . . .       31,577
        Noninterest-bearing  . . . . . . . . . . $ 2,197
        Interest-bearing   . . . . . . . . . . .  29,380
                                                  ------

     Federal funds purchased and securities sold under agree-
     ments to repurchase in domestic offices of the bank and
        of its Edge and Agreement subsidiaries, and in IBF's
        Federal funds purchased  . . . . . . . . . . . .       12,155
        Securities sold under agreements to repurchase          8,536
     Demand notes issued to the U.S. Treasury  . . . . .        1,000
     Trading liabilities   . . . . . . . . . . . . . . .       20,914
     Other Borrowed money:
        With a remaining maturity of one year or less. .       10,018
        With a remaining maturity of more than one year.          192
     Mortgage indebtedness and obligations under capitalized
        leases   . . . . . . . . . . . . . . . . . . . . .         12
     Bank's liability on acceptances executed and outstanding   1,001
     Subordinated notes and debentures   . . . . . . . .        3,411
     Other liabilities   . . . . . . . . . . . . . . . .        8,091

     TOTAL LIABILITIES   . . . . . . . . . . . . . . . .      143,824
                                                              -------


                                   EQUITY CAPITAL

     Common stock   . . . . . . . . . . . . . . . . . .           620
     Surplus    . . . . . . . . . . . . . . . . . . . .         4,664
     Undivided profits and capital reserves                     2,970
     Net unrealized holding gains (Losses)
     on available-for-sale securities   . . . . . . . .          (633)
     Cumulative foreign currency translation
       adjustments  . . . . . . . . . . . . . . . . . .             8

     TOTAL EQUITY CAPITAL   . . . . . . . . . . . . . .         7,629
                                                            __________
     TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
        STOCK AND EQUITY CAPITAL  . . . . . . . . . . .      $151,453
                                                            ==========

     I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                              JOSEPH L. SCLAFANI

     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

                              WALTER V. SHIPLEY            )
                              EDWARD D. MILLER             )DIRECTORS
                              THOMAS G. LABRECQUE          )